EXHIBIT 15.1

[PwC Letterhead]

September 9, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our reports dated May 12, 2003 and August 11, 2003 on our review of interim financial information of Education Lending Group, Inc. (the “Company”) as of and for the periods ended March 31, 2003 and June 30, 2003 and included in the Company’s quarterly reports on Form 10-QSB for the quarters then ended are included in its amended Registration Statement dated September 15, 2003.

Very truly yours,

/s/  PricewaterhouseCoopers LLP